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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of report (date of earliest event reported): August 9, 2001



                            MITCHAM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                         TEXAS                         000-25142
             (State or other jurisdiction          (Commission File                  76-0210849
           of incorporation or organization)            Number)         (I.R.S. Employer Identification No.)

                             44000 HIGHWAY 75 SOUTH
                             HUNTSVILLE, TEXAS 77340
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  936-291-2277
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ITEM 5. OTHER EVENTS.

        The registrant is filing this Current Report on Form 8-K to update the description of its common stock, par value $.01 per share ("Common Stock") contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 18, 1994.

        DESCRIPTION OF COMMON STOCK. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of August 1, 2001, there were outstanding 8,935,901 shares of Common Stock and no shares of Preferred Stock.

        The following description of the Company's Common Stock is a summary only and is qualified in its entirety by reference to the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, copies of which have been filed with the Commission.

        Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including elections of directors. Holders of Common Stock are not entitled to cumulative voting rights in connection with the election of directors and are not entitled to preemptive rights. Subject to the rights of any then-outstanding shares of Preferred Stock, holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by the Board of Directors of the Company out of legally available funds. In any liquidation or dissolution of the Company, holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities to creditors and any preferential rights of any then-outstanding shares of Preferred Stock.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: August 9, 2001

                                     MITCHAM INDUSTRIES, INC.


                                     By  /s/ CHRISTOPHER C. SIFFERT
                                       ----------------------------
                                          Christopher C. Siffert
                                          Corporate Controller





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